EXHIBIT INDEX


(d)(1) Investment Management Services Agreement dated December 1, 2002, between Registrant, on behalf AXP Variable Portfolio - Extra Income Fund, AXP Variable Portfolio - Federal Income Fund and AXP Variable Portfolio - Global Bond Fund, and American Express Financial Corporation.

(d)(8) Investment Management Services Agreement between Registrant on behalf of AXP Variable Portfolio - Core Bond Fund and American Express Financial Corporation, dated July 10, 2003.

(d)(19) Administrative Services Agreement between Registrant on behalf of AXP Variable Portfolio - Core Bond Fund and American Express Financial Corporation dated July 10, 2003.

(g)(8) Custodian Agreement between Registrant on behalf of AXP Variable Portfolio - Core Bond Fund and American Express Trust Company, dated July 10, 2003.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.

(m)(3) Plan and Agreement of Distribution between Registrant on behalf of AXP Variable Portfolio - Core Bond Fund and IDS Life Insurance Company, dated July 10, 2003.